Exhibit (17(i)

                  Pioneer Fund
                  Semiannual Report | June 30, 2008

                  Ticker Symbols:
                  Class A   PIODX
                  Class B   PBODX
                  Class C   PCODX
                  Class R   PIORX
                  Class Y   PYODX
                  Class Z   PIOZX

                  [LOGO]PIONEER
                        Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents

Letter to Shareowners                           2
Portfolio Management Discussion                 4
Portfolio Summary                               8
Prices and Distributions                        9
Performance Update                             10
Comparing Ongoing Fund Expenses                16
Schedule of Investments                        18
Financial Statements                           28
Notes To Financial Statements                  38
Approval of Investment Advisory Agreement      46
Trustees, Officers and Service Providers       50

                                 Pioneer Fund | Semiannual Report | 6/30/08    1

President's Letter

Dear Shareowner,

Staying diversified and keeping your portfolio invested in the markets are two general investment principles that have served investors well over time. They are particularly useful guides to keep in mind today, at a time when markets around the globe are being buffeted by problems in the financial and real estate industries and by concerns about a slowing economy.

After an extended period of steady economic growth with sustained low unemployment and low inflation, the U.S. economy ran into difficulty as 2007 drew to a close. Investors in subprime mortgages were forced to mark down the value of their assets, imperiling leveraged balance sheets. The ensuing credit crunch forced central banks in the United States and Europe to assume the role of "lender of last resort" to keep credit markets functioning. Conditions worsened in the first quarter of 2008, as falling prices, margin calls and deleveraging continued and while the auction-rate preferred market seized up. By then, recession talk was widespread as concern grew that falling home prices, rising unemployment, sharply rising food and energy prices, and disruptions in financial markets posed a significant threat to economic growth. In the next few months, though, there were no further banking crises, and recession fears began to fade in light of positive economic news. However, a seemingly unstoppable rise in the price of oil became a new source of recession fears.

Markets reacted poorly to the developments leading up to the near failure of Bear Stearns, with fixed-income credit spreads (the difference in rates between corporate and U.S. government bonds) widening dramatically and stock markets declining, wiping out the positive returns markets had delivered in the preceding calendar year. Treasury bond prices rose as the market underwent a classic "flight to quality." Those trends reversed in the months after the fall of Bear Stearns, as stock markets rallied, recouping much of their first-quarter losses, while Treasury bond prices declined. The stock market then reversed direction yet again, falling sharply to end June 2008 near earlier lows while Treasury bond prices ended June near end-of-year levels.

In the six-month period ending June 30, 2008, the Dow Jones Industrial Average fell 13%, the Standard & Poor's 500 Index fell 12% and the NASDAQ Composite Index fell 14%. The MSCI EAFE Developed Market Index of international stock markets fell 11%, and the MSCI Emerging Markets Index fell 12%.


2    Pioneer Fund | Semiannual Report | 6/30/08

In each case, the majority of the decline was concentrated in the month of June. The U.S. investment-grade bond market, as measured by the Lehman Brothers Aggregate Bond Index, rose 1% over the six-month period, while the U.S. high-yield bond market, as measured by the Merrill Lynch High Yield Bond Master II Index, fell 1%.

Looking forward, the risk of a 2008 recession seems diminished, but higher commodity prices, lower real estate prices, and a weakened banking system still pose substantial risks to the real economy. On the other hand, a weak U.S. dollar and substantial fiscal and monetary stimulus are potent support for the economy. Markets remain volatile, and falling risk tolerances and deleveraging may depress asset prices in the short term, but equity and corporate bond valuations look attractive over a longer time horizon unless the U.S. economy falls into a severe and protracted recession.

Sudden swings in the markets are always to be expected, but they are difficult to time. Maintaining a long-term time horizon, being diversified, and paying attention to asset allocation are important investment principles. As always, we encourage you to work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective, and to adhere to a strategic plan rather than letting emotions drive investment decisions.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                                 Pioneer Fund | Semiannual Report | 6/30/08    3

Portfolio Management Discussion | 6/30/08

In the past year, and the last few months in particular, the stock market has been quite volatile, as rising energy prices, a crisis of confidence in the credit markets, a weakening U. S. dollar, and a struggling housing industry have together taken a heavy toll. In the interview below, John Carey, portfolio manager of the Pioneer Fund, discussed the Fund's performance and trading activity over the six-month period ended June 30, 2008.

Q    How did Pioneer Fund weather the storms of the past six months?

A In the six months ended June 30, 2008, Pioneer Fund, at net asset value on the Class A shares, showed a total return of -9.73%, versus a total return on the benchmark Standard & Poor's 500 Index (the S&P 500) of -11.90% over the same six-month period. The average total return for the 850 Funds in the Lipper Analytical Services Large-Cap Core category over the same six months was -11.50%. When we last wrote to you, after the end of 2007, we noted the rocky market conditions and spreading turmoil from the housing and mortgage industries. In the first half of this year, investors remained nervous amid growing difficulties for those industries and declining consumer confidence. Outside the materials and energy sectors, there were few gains to be had on stocks, and many losses. We are pleased that our Fund lost less of its value than the benchmark and the average Lipper-tracked fund, but we are nonetheless sorry to be sharing news with you of such a meaningful decline.

     Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

     The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Q Please discuss performance in the first half of the year in more detail. Specifically, which holdings had the greatest positive and negative effects on performance relative to the benchmark S&P 500 Index?

A The Fund's outperformance of the S&P 500 Index was attributable solely to our stock selections. Sector allocations within the portfolio were a wash, as overweights in the above-average performing consumer staples and materials sectors and underweight in the dismally performing financials sector were offset by the Fund's underweight in the top-performing energy sector and well-above-average performing utilities sector. But within the various


4 Pioneer Fund | Semiannual Report | 6/30/08 sectors, we had many strong stock picks, especially in the financials, industrials, health-care, energy, and consumer-discretionary sectors. The significant positive contributors to performance included: SAFECO (financials), recipient of a premium take-over offer; Norfolk Southern (industrials), beneficiary of increased coal and other traffic on its rail lines; Medtronic (health care), introducer of numerous new medical devices; Apache (energy), highly successful exploration-and-production company; and John Wiley & Sons (consumer discretionary), publisher of scientific and technical books and journals and successful acquirer.

     On the other side of the ledger, negative performance was attributable to two of the Fund's larger positions in information technology, Nokia and Motorola, both of which were hurt by weakness in the cell-phone manufacturing business, and to one of our financials holdings, SunTrust Banks, which suffered worse-than-anticipated mortgage and other loan losses. Two of the Fund's successful, long-term industrials holdings, PACCAR and Deere, also experienced severe share-price reversals in the first half of 2008 as investors worried about the slowing economy.

Q In the Fund's last annual report, you mentioned that the portfolio was underweight the energy sector. What is your current positioning in energy and the other natural resources and, in general, your outlook on the commodities?

A Commodities have been quite strong over the past couple of years, and this year in particular has seen further sharp increases in the oil price as well as in the prices of numerous other commodities. Despite the near-term ebullience in the energy markets, we have longer-term concerns about profitability that have kept us underweight there. Of course it is true that prices for oil and natural gas have moved sharply higher, but, unfortunately, so have the costs of production. At the same time, foreign countries have been raising more barriers to U. S. energy companies wishing to gain access to attractive new fields, meaning that the companies are having an increasingly difficult time replacing their reserves. On the whole, we have found the situation of the mining companies more secure, with a similarly compelling supply-demand picture; and we have balanced the Fund's underweight in energy with an overweight in metals.

     Agricultural commodities have also risen in price, with grains particularly strong. The portfolio has felt the effects, especially in regard to its food-processing holdings, which buy large amounts of everything from wheat and oats to corn and cocoa. Impressively, most companies the Fund owns have managed to limit the impact by controlling other costs and passing through price increases. General Mills and H. J. Heinz were, in fact, two of the bright spots in the portfolio during the first half. One of the Fund's holdings in the chemical industry, E. I. du Pont de Nemours, stands to


                                 Pioneer Fund | Semiannual Report | 6/30/08    5
     benefit from the robust market for agricultural commodities, as it is, through one of its subsidiaries, a major supplier of seeds.

Q    What changes did you make to the portfolio in the first six months of 2008?

A In all, we added ten names to the portfolio and eliminated eight. With many stocks selling at depressed share prices, we had lots of potential names from which to choose! Honeywell International and Illinois Tool Works were additions in the industrials sector; BorgWarner was a new name for the Fund in consumer discretionary; consumer staples saw the entry of Nestle; in energy, we bought Royal Dutch Shell, and in utilities, Public Service Enterprise Group; and, finally, among the beaten-up financials, we added Bank of America, JPMorgan Chase, Bank of New York Mellon, and Franklin Resources to the Fund.

     Deletions ranged from Weatherford International, on which the Fund had a nice profit, to Southwest Airlines, which had been a long-term disappointment. We also sold several companies out of the Fund that appeared to have problems not quickly correctable, including Delta Airlines, Liz Claiborne, Wachovia, and National City. Finally, we sold Barnes & Noble and Consolidated Edison out of the Fund, judging that there were attractive alternatives.

Q With blue-chip stocks under so much pressure of late, what is your outlook for large-cap core stocks for the remainder of the year?

A Even as concerns moderate with respect to some of the companies in the financials sector -- though we must hasten to inject the observation that the economy seems by no means to be out of the woods -- there are new concerns emerging about inflation. As we write, new reports show significantly higher consumer-price inflation than we have seen in some years. The Federal Reserve may be led to raise interest rates as a result, and that could impede the economic recovery that might otherwise have been expected to be underway by the latter part of this year or early next year. So right now the picture is murky, and we cannot offer any particular assurance that all will be right with the world in short order. But we do think that many stocks are selling at bargain prices relative to prospects several years from now, and as our outlook is always long term we are very excited to see such a large array of potential opportunities. We would also note the powerful growth dynamics at work in the world economy over the past fifteen or so years and our belief that those dynamics will continue to provide unusually generous chances for corporate profitability. We do especially favor the large, multinational companies, as they are well positioned to participate in the worldwide growth we feel is on the horizon. Hence we remain quite optimistic about the prospects for our portfolio, which is principally made up of companies of that kind.

     Thank you, as always, for your support.

6    Pioneer Fund | Semiannual Report | 6/30/08

     At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

     Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                                 Pioneer Fund | Semiannual Report | 6/30/08    7

Portfolio Summary | 6/30/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                            84.2%
Temporary Cash Investments                                     8.0%
International Common Stocks                                    4.5%
Depositary Receipts for International Stocks                   3.3%


Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA IS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Industrials                                                   16.7%
Information Technology                                        13.3%
Consumer Staples                                              13.1%
Health Care                                                   12.8%
Consumer Discretionary                                        12.3%
Financials                                                    10.1%
Materials                                                      9.6%
Energy                                                         8.2%
Telecommunication Services                                     2.8%
Utilities                                                      1.1%


10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*


    1.    Chevron Corp.                                       3.80%
    2.    Rio Tinto Plc                                       2.93
    3.    Norfolk Southern Corp.                              2.92
    4.    John Wiley & Sons, Inc.                             2.41
    5.    Apache Corp.                                        2.40
    6.    AT&T Corp.                                          2.07
    7.    PACCAR, Inc.                                        1.92
    8.    McGraw-Hill Co., Inc.                               1.92
    9.    Becton, Dickinson & Co.                             1.92
   10.    Hewlett-Packard Co.                                 1.85

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


8    Pioneer Fund | Semiannual Report | 6/30/08

Prices and Distributions | 6/30/08

Net Asset Value Per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      Class                           6/30/08                         12/31/07
--------------------------------------------------------------------------------
       A                              $ 41.62                         $ 46.32
--------------------------------------------------------------------------------
       B                              $ 40.53                         $ 45.11
--------------------------------------------------------------------------------
       C                              $ 40.01                         $ 44.55
--------------------------------------------------------------------------------
       R                              $ 41.67                         $ 46.37
--------------------------------------------------------------------------------
       Y                              $ 41.73                         $ 46.45
--------------------------------------------------------------------------------
       Z                              $ 41.70                         $ 46.41
--------------------------------------------------------------------------------

Distributions Per Share: 1/1/08-6/30/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Net Investment        Short-Term        Long-Term
      Class            Income          Capital Gains     Capital Gains
--------------------------------------------------------------------------------
       A              $ 0.2000             $ --              $ --
--------------------------------------------------------------------------------
       B              $    --              $ --              $ --
--------------------------------------------------------------------------------
       C              $ 0.0400             $ --              $ --
--------------------------------------------------------------------------------
       R              $ 0.1600             $ --              $ --
--------------------------------------------------------------------------------
       Y              $ 0.2900             $ --              $ --
--------------------------------------------------------------------------------
       Z              $ 0.2900             $ --              $ --
--------------------------------------------------------------------------------

Index Definitions
--------------------------------------------------------------------------------
The Standard & Poor's 500 (S&P) Index is a commonly used measure of the broad U.S. stock market. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" charts on pages 10-15.


                                 Pioneer Fund | Semiannual Report | 6/30/08    9

Performance Update | 6/30/08                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fund at public offering price, compared to that of the Standard & Poor's 500 Index.

Average Annual Total Returns
(As of June 30, 2008)
--------------------------------------------------------------------------------
                                    Net Asset       Public Offering
Period                              Value (NAV)     Price (POP)
--------------------------------------------------------------------------------
10 Years                               4.09%            3.48%
5 Years                                8.63             7.35
1 Year                               -12.50           -17.53
--------------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------
                                        Gross           Net
--------------------------------------------------------------------------------
                                        1.11%          1.11%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                    Pioneer              S&P 500
                    Fund                 Index

6/98                 9,425               10,000
                    11,640               12,275
6/00                12,651               13,165
                    11,522               11,214
6/02                 9,838                9,198
                     9,301                9,221
6/04                10,988               10,982
                    11,910               11,676
6/06                13,387               12,683
                    16,081               15,292
6/08                14,071               13,287

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


10    Pioneer Fund | Semiannual Report | 6/30/08

Performance Update | 6/30/08                                      Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fund, compared to that of the Standard & Poor's 500 Index.

Average Annual Total Returns
(As of June 30, 2008)
--------------------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
--------------------------------------------------------------------------------
10 Years                                  3.17%          3.17%
5 Years                                   7.66           7.66
1 Year                                  -13.29         -16.50
--------------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------
                                         Gross           Net
--------------------------------------------------------------------------------
                                         1.99%          1.99%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                    Pioneer              S&P 500
                    Fund                 Index

6/98                10,000               10,000
                    12,237               12,275
6/00                13,189               13,165
                    11,909               11,214
6/02                10,083                9,198
                     9,449                9,221
6/04                11,059               10,982
                    11,882               11,676
6/06                13,227               12,683
                    15,759               15,292
6/08                13,665               13,287

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit www.pioneerinvestments.com.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


                                Pioneer Fund | Semiannual Report | 6/30/08    11

Performance Update | 6/30/08                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fund, compared to that of the Standard & Poor's 500 Index.


Average Annual Total Returns
(As of June 30, 2008)
--------------------------------------------------------------------------------
                                        If             If
Period                                  Held           Redeemed
--------------------------------------------------------------------------------
10 Years                                  3.25%          3.25%
5 Years                                   7.77           7.77
1 Year                                  -13.18         -13.18
--------------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------
                                         Gross           Net
--------------------------------------------------------------------------------
                                         1.88%          1.88%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                    Pioneer              S&P 500
                    Fund                 Index

6/98                10,000               10,000
                    12,242               12,275
6/00                13,196               13,165
                    11,924               11,214
6/02                10,104                9,198
                     9,475                9,221
6/04                11,103               10,982
                    11,938               11,676
6/06                13,316               12,683
                    15,867               15,292
6/08                13,776               13,287

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


12    Pioneer Fund | Semiannual Report | 6/30/08

Performance Update | 6/30/08                                      Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fund, compared to that of the Standard & Poor's 500 Index.

Average Annual Total Returns
(As of June 30, 2008)
--------------------------------------------------------------------------------
                                      If             If
Period                                Held           Redeemed
--------------------------------------------------------------------------------
10 Years                                3.79%          3.79%
5 Years                                 8.52           8.52
1 Year                                -12.62         -12.62
--------------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------
                                       Gross           Net
--------------------------------------------------------------------------------
                                       1.42%          1.42%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                    Pioneer              S&P 500
                    Fund                 Index

6/98                10,000               10,000
                    12,288               12,275
6/00                13,288               13,165
                    12,042               11,214
6/02                10,230                9,198
                     9,633                9,221
6/04                11,379               10,982
                    12,323               11,676
6/06                13,832               12,683
                    16,590               15,292
6/08                14,497               13,287

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance of Class R shares for the period prior to the commencement of operations of Class R shares on April 1, 2003 is based on the performance of Class A shares, reduced to reflect the higher distribution and service fees of Class R shares. For the period after April 1, 2003, the actual performance of Class R shares is reflected. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


                                Pioneer Fund | Semiannual Report | 6/30/08    13

Performance Update | 6/30/08                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fund, compared to that of the Standard & Poor's 500 Index.

Average Annual Total Returns
(As of June 30, 2008)
--------------------------------------------------------------------------------
                                      If             If
Period                                Held           Redeemed
--------------------------------------------------------------------------------
10 Years                                4.48%          4.48%
5 Years                                 9.09           9.09
1 Year                                -12.15         -12.15
--------------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------
                                       Gross           Net
--------------------------------------------------------------------------------
                                       0.70%          0.70%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                    Pioneer              S&P 500
                    Fund                 Index

6/98                10,000               10,000
                    12,352               12,275
6/00                13,480               13,165
                    12,327               11,214
6/02                10,570                9,198
                    10,039                9,221
6/04                11,913               10,982
                    12,966               11,676
6/06                14,637               12,683
                    17,650               15,292
6/08                15,506               13,287

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance for periods prior to the inception of Class Y shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance shown for Class Y shares prior to their inception on May 6, 1999 would have been higher. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


14    Pioneer Fund | Semiannual Report | 6/30/08

Performance Update | 6/30/08                                      Class Z Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fund, compared to that of the Standard & Poor's 500 Index.

Average Annual Total Returns
(As of June 30, 2008)
--------------------------------------------------------------------------------
                                    Net Asset     Public Offering
Period                              Value (NAV)   Price (POP)
--------------------------------------------------------------------------------
10 Years                              4.16%         4.16%
5 Years                               8.78          8.78
1 Year                              -11.94        -11.94
--------------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------
                                      Gross           Net
--------------------------------------------------------------------------------
                                      0.85%          0.85%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

                    Pioneer              S&P 500
                    Fund                 Index

6/98                10,000               10,000
                    12,349               12,275
6/00                13,422               13,165
                    12,224               11,214
6/02                10,438                9,198
                     9,868                9,221
6/04                11,658               10,982
                    12,636               11,676
6/06                14,203               12,683
                    17,068               15,292
6/08                15,031               13,287

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance for periods prior to the inception of Class Z shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Z shares, the performance shown for Class Z shares prior to their inception on April 30, 2007 would have been higher. Class Z shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitation currently in effect through 5/1/10 for Class Z shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


                                Pioneer Fund | Semiannual Report | 6/30/08    15

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Fund

Based on actual returns from January 1, 2008 through June 30, 2008.

-----------------------------------------------------------------------------------------------------------------------
Share Class                  A                B                C                R                Y                Z
-----------------------------------------------------------------------------------------------------------------------
Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
Value On 1/1/08
-----------------------------------------------------------------------------------------------------------------------
Ending Account          $   902.70       $   898.50       $   898.90       $   902.00       $   904.50       $   904.60
Value On 6/30/08
-----------------------------------------------------------------------------------------------------------------------
Expenses Paid           $     5.44       $     9.82       $     9.06       $     6.01       $     3.41       $     3.41
During Period*
-----------------------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.15%, 2.08%, 1.92%, 1.27%, 0.72% and 0.72% for Class A, Class B, Class C, Class R, Class Y and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).


16    Pioneer Fund | Semiannual Report | 6/30/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from January 1, 2008 through June 30, 2008

------------------------------------------------------------------------------------------------------------------------
Share Class                  A                B                C                R                Y                Z
------------------------------------------------------------------------------------------------------------------------
Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
Value On 1/1/08
------------------------------------------------------------------------------------------------------------------------
Ending Account          $ 1,019.14       $ 1,014.52       $ 1,015.32       $ 1,018.55       $ 1,021.28       $ 1,021.28
Value On 6/30/08
------------------------------------------------------------------------------------------------------------------------
Expenses Paid           $     5.77       $    10.42       $     9.62       $     6.37       $     3.62       $     3.62
During Period*
------------------------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.15%, 2.08%, 1.92%, 1.27%, 0.72% and 0.72% for Class A, Class B, Class C, Class R, Class Y and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).


                                Pioneer Fund | Semiannual Report | 6/30/08    17

Schedule of Investments | 6/30/08 (unaudited)


-------------------------------------------------------------------------------------
Shares                                                                 Value
-------------------------------------------------------------------------------------
                COMMON STOCKS -- 100.0%
                ENERGY -- 8.3%
                Integrated Oil & Gas -- 5.9%
  2,504,691     Chevron Corp.                                          $  248,290,019
  1,010,329     Exxon Mobil Corp.                                          89,040,295
    550,000     Royal Dutch Shell Plc (A.D.R.)                             44,940,500
                                                                       --------------
                                                                       $  382,270,814
-------------------------------------------------------------------------------------
                Oil & Gas Exploration & Production -- 2.4%
  1,125,502     Apache Corp.                                           $  156,444,778
                                                                       --------------
                Total Energy                                           $  538,715,592
-------------------------------------------------------------------------------------
                MATERIALS -- 9.6%
                Aluminum -- 1.6%
  2,806,824     Alcoa, Inc.                                            $   99,979,071
-------------------------------------------------------------------------------------
                Diversified Chemical -- 1.4%
  1,276,700     Dow Chemical Co.                                       $   44,569,597
  1,090,474     E.I. du Pont de Nemours and Co. (b)                        46,770,430
                                                                       --------------
                                                                       $   91,340,027
-------------------------------------------------------------------------------------
                Diversified Metals & Mining -- 4.9%
    500,000     Freeport-McMoRan Copper & Gold, Inc. (Class B) (b)     $   58,595,000
  1,600,000     Rio Tinto Plc                                             191,595,955
    700,000     Teck Cominco (Class B)                                     33,565,000
    468,800     Xstrata Plc                                                37,593,237
                                                                       --------------
                                                                       $  321,349,192
-------------------------------------------------------------------------------------
                Industrial Gases -- 1.2%
    507,700     Air Products & Chemicals, Inc. (b)                     $   50,191,222
    300,000     Praxair, Inc. (b)                                          28,272,000
                                                                       --------------
                                                                       $   78,463,222
-------------------------------------------------------------------------------------
                Specialty Chemicals -- 0.5%
    787,300     Ecolab, Inc. (b)                                       $   33,846,027
                                                                       --------------
                Total Materials                                        $  624,977,539
-------------------------------------------------------------------------------------
                CAPITAL GOODS -- 11.6%
                Aerospace & Defense -- 3.4%
  1,254,200     General Dynamics Corp.                                 $  105,603,640
    300,000     Honeywell International, Inc.                              15,084,000
  1,669,200     United Technologies Corp.                                 102,989,640
                                                                       --------------
                                                                       $  223,677,280
-------------------------------------------------------------------------------------
                Construction & Farm Machinery & Heavy Trucks -- 4.9%
  1,064,400     Caterpillar, Inc. (b)                                  $   78,574,008
  1,591,900     Deere & Co.                                               114,823,747
  2,996,250     PACCAR, Inc. (b)                                          125,333,138
                                                                       --------------
                                                                       $  318,730,893
-------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18    Pioneer Fund | Semiannual Report | 6/30/08

--------------------------------------------------------------------
Shares                                                Value
--------------------------------------------------------------------
                Electrical Component & Equipment -- 1.3%
  1,120,600     Emerson Electric Co.                  $   55,413,670
    654,100     Rockwell International Corp.              28,603,793
                                                      --------------
                                                      $   84,017,463
--------------------------------------------------------------------
                Industrial Conglomerates -- 1.3%
    665,200     3M Co.                                $   46,291,268
  1,532,300     General Electric Co.                      40,897,087
                                                      --------------
                                                      $   87,188,355
--------------------------------------------------------------------
                Industrial Machinery -- 0.7%
    350,000     Illinois Tool Works, Inc.             $   16,628,500
    379,950     Parker Hannifin Corp. (b)                 27,098,034
                                                      --------------
                                                      $   43,726,534
                                                      --------------
                Total Capital Goods                   $  757,340,525
--------------------------------------------------------------------
                TRANSPORTATION -- 5.1%
                Railroads -- 5.1%
    766,500     Burlington Northern, Inc.             $   76,565,685
  1,300,000     Canadian National Railway Co. (b)         62,504,000
  3,043,600     Norfolk Southern Corp.                   190,742,412
                                                      --------------
                                                      $  329,812,097
                                                      --------------
                Total Transportation                  $  329,812,097
--------------------------------------------------------------------
                AUTOMOBILES & COMPONENTS -- 2.3%
                Auto Parts & Equipment -- 2.0%
    500,000     BorgWarner, Inc.                      $   22,190,000
  3,858,000     Johnson Controls, Inc.                   110,647,440
                                                      --------------
                                                      $  132,837,440
--------------------------------------------------------------------
                Automobile Manufacturers -- 0.3%
  3,989,794     Ford Motor Corp.*(b)                  $   19,190,909
                                                      --------------
                Total Automobiles & Components        $  152,028,349
--------------------------------------------------------------------
                CONSUMER DURABLES & APPAREL -- 0.6%
                Apparel, Accessories & Luxury Goods -- 0.6%
  1,400,000     Coach, Inc.*                          $   40,432,000
                                                      --------------
                Total Consumer Durables & Apparel     $   40,432,000
--------------------------------------------------------------------
                MEDIA -- 5.1%
                Movies & Entertainment -- 0.5%
  1,079,200     The Walt Disney Co. (b)               $   33,671,040
--------------------------------------------------------------------
                Publishing -- 4.6%
    718,055     Gannett Co. (b)                       $   15,560,252
  3,494,400     John Wiley & Sons, Inc.+                 157,352,832
  3,121,800     McGraw-Hill Co., Inc. (b)                125,246,616
                                                      --------------
                                                      $  298,159,700
                                                      --------------
                Total Media                           $  331,830,740
--------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    19

-----------------------------------------------------------------
Shares                                             Value
-----------------------------------------------------------------
                RETAILING -- 4.2%
                Department Stores -- 1.7%
  1,428,200     J.C. Penney Co., Inc.              $   51,829,378
  1,680,100     Nordstrom, Inc. (b)                    50,907,030
                                                   --------------
                                                   $  102,736,408
-----------------------------------------------------------------
                General Merchandise Stores -- 1.6%
  2,284,700     Target Corp. (b)                   $  106,215,703
-----------------------------------------------------------------
                Home Improvement Retail -- 0.6%
  2,015,200     Lowe's Companies, Inc. (b)         $   41,815,400
-----------------------------------------------------------------
                Specialty Stores -- 0.4%
  1,100,000     Staples, Inc. (b)                  $   26,125,000
                                                   --------------
                Total Retailing                    $  276,892,511
-----------------------------------------------------------------
                FOOD & DRUG RETAILING -- 2.9%
                Drug Retail -- 2.2%
  1,213,800     CVS Corp.                          $   48,030,066
  2,854,500     Walgreen Co.                           92,799,795
                                                   --------------
                                                   $  140,829,861
-----------------------------------------------------------------
                Food Distributors -- 0.7%
  1,732,400     Sysco Corp.                        $   47,658,324
                                                   --------------
                Total Food & Drug Retailing        $  188,488,185
-----------------------------------------------------------------
                FOOD, BEVERAGE & TOBACCO -- 8.1%
                Packaged Foods & Meats -- 5.7%
  1,716,000     Campbell Soup Co.                  $   57,417,360
    910,600     General Mills, Inc.                    55,337,162
  1,506,750     H.J. Heinz Co., Inc.                   72,097,988
  1,925,000     Hershey Foods Corp. (b)                63,101,500
    676,500     Kellogg Co.                            32,485,530
  2,500,000     Kraft Foods, Inc.                      71,125,000
    400,000     Nestle SA                              18,094,865
                                                   --------------
                                                   $  369,659,405
-----------------------------------------------------------------
                Soft Drinks -- 2.4%
  1,000,000     Coca-Cola Co.                      $   51,980,000
  1,648,890     PepsiCo, Inc.                         104,852,915
                                                   --------------
                                                   $  156,832,915
                                                   --------------
                Total Food, Beverage & Tobacco     $  526,492,320
-----------------------------------------------------------------
                HOUSEHOLD & PERSONAL PRODUCTS -- 2.2%
                Household Products -- 1.8%
    303,300     Clorox Co.                         $   15,832,260
  1,434,200     Colgate-Palmolive Co.                  99,103,220
                                                   --------------
                                                   $  114,935,480
-----------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20    Pioneer Fund | Semiannual Report | 6/30/08

-------------------------------------------------------------------------
Shares                                                     Value
-------------------------------------------------------------------------
               Personal Products -- 0.4%
  581,300      Estee Lauder Co. (b)                        $   27,001,385
                                                           --------------
               Total Household & Personal Products         $  141,936,865
-------------------------------------------------------------------------
               HEALTH CARE EQUIPMENT & SERVICES -- 5.9%
               Health Care Equipment -- 5.9%
1,540,300      Becton, Dickinson & Co.                     $  125,226,390
  952,600      C. R. Bard, Inc. (b)                            83,781,170
1,073,100      Medtronic, Inc.                                 55,532,925
1,512,100      St. Jude Medical, Inc.*                         61,814,648
  900,000      Zimmer Holdings, Inc.*                          61,245,000
                                                           --------------
                                                           $  387,600,133
                                                           --------------
               Total Health Care Equipment & Services      $  387,600,133
-------------------------------------------------------------------------
               PHARMACEUTICALS & BIOTECHNOLOGY -- 6.8%
               Pharmaceuticals -- 6.8%
1,599,700      Abbott Laboratories                         $   84,736,109
1,003,000      Barr Laboratorie, Inc.*                         45,215,240
1,099,300      Eli Lilly & Co.                                 50,743,688
  975,403      Merck & Co., Inc.                               36,762,939
2,800,000      Pfizer, Inc.                                    48,916,000
  389,800      Roche Holdings AG                               70,289,298
3,792,800      Schering-Plough Corp.                           74,680,232
  750,000      Teva Pharmaceutical Industries Ltd. (b)         34,350,000
                                                           --------------
                                                           $  445,693,506
                                                           --------------
               Total Pharmaceuticals & Biotechnology       $  445,693,506
-------------------------------------------------------------------------
               BANKS -- 3.2%
               Diversified Banks -- 2.1%
  451,239      Banco Bilbao Vizcaya (A.D.R.) (b)           $    8,560,004
2,480,307      U.S. Bancorp (b)                                69,175,762
2,455,400      Wells Fargo & Co. (b)                           58,315,750
                                                           --------------
                                                           $  136,051,516
-------------------------------------------------------------------------
               Regional Banks -- 1.1%
1,155,300      SunTrust Banks, Inc.                        $   41,844,966
  939,500      Zions Bancorporation (b)                        29,584,855
                                                           --------------
                                                           $   71,429,821
                                                           --------------
               Total Banks                                 $  207,481,337
-------------------------------------------------------------------------
               DIVERSIFIED FINANCIALS -- 2.7%
               Asset Management & Custody Banks -- 1.7%
  300,000      Franklin Resources, Inc.                    $   27,495,000
1,085,728      T. Rowe Price Associates, Inc. (b)              61,311,060
  666,500      The Bank of New York Mellon., Corp              25,213,695
                                                           --------------
                                                           $  114,019,755
-------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    21

--------------------------------------------------------------------------
Shares                                                      Value
--------------------------------------------------------------------------
                Consumer Finance -- 0.7%
  1,126,500     American Express Co.                        $   42,435,255
--------------------------------------------------------------------------
                Diversified Financial Services -- 0.3%
    200,000     Bank of America Corp.                       $    4,774,000
    500,000     J.P. Morgan Chase & Co.                         17,155,000
                                                            --------------
                                                            $   21,929,000
                                                            --------------
                Total Diversified Financials                $  178,384,010
--------------------------------------------------------------------------
                INSURANCE -- 4.2%
                Life & Health Insurance -- 0.9%
  1,100,900     MetLife, Inc. (b)                           $   58,094,493
--------------------------------------------------------------------------
                Multi-Line Insurance -- 0.7%
    701,100     Hartford Financial Services Group, Inc.     $   45,270,027
--------------------------------------------------------------------------
                Property & Casualty Insurance -- 2.6%
  2,348,400     Chubb Corp.                                 $  115,095,084
    860,900     SAFECO Corp.                                    57,818,044
                                                            --------------
                                                            $  172,913,128
                                                            --------------
                Total Insurance                             $  276,277,648
--------------------------------------------------------------------------
                SOFTWARE & SERVICES -- 2.8%
                Application Software -- 0.7%
  1,240,400     Adobe Systems, Inc.*(b)                     $   48,859,356
--------------------------------------------------------------------------
                Data Processing & Outsourced Services -- 1.6%
  1,159,200     Automatic Data Processing, Inc.             $   48,570,480
    552,800     DST Systems, Inc.*(b)                           30,431,640
    551,250     Fiserv, Inc.*                                   25,010,213
                                                            --------------
                                                            $  104,012,333
--------------------------------------------------------------------------
                Systems Software -- 0.5%
  1,146,400     Microsoft Corp.                             $   31,537,464
                                                            --------------
                Total Software & Services                   $  184,409,153
--------------------------------------------------------------------------
                TECHNOLOGY HARDWARE & EQUIPMENT -- 7.4%
                Communications Equipment -- 2.9%
  1,850,000     Cisco Systems, Inc.*                        $   43,031,000
  1,200,000     Corning, Inc.                                   27,660,000
  2,808,561     Motorola, Inc.                                  20,614,838
  3,978,600     Nokia Corp. (A.D.R.)                            97,475,700
                                                            --------------
                                                            $  188,781,538
--------------------------------------------------------------------------
                Computer Hardware -- 2.7%
  1,897,400     Dell, Inc.*                                 $   41,515,112
  2,726,211     Hewlett-Packard Co.                            120,525,788
  1,414,600     Sun Microsystems, Inc.*                         15,390,848
                                                            --------------
                                                            $  177,431,748
--------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22    Pioneer Fund | Semiannual Report | 6/30/08

------------------------------------------------------------------------
Shares                                                    Value
------------------------------------------------------------------------
                Computer Storage & Peripherals -- 0.3%
  1,520,500     EMC Corp.*(b)                             $   22,336,145
------------------------------------------------------------------------
                Office Electronics -- 1.5%
  1,865,850     Canon, Inc. (A.D.R.)                      $   95,550,179
                                                          --------------
                Total Technology Hardware & Equipment     $  484,099,610
------------------------------------------------------------------------
                SEMICONDUCTORS -- 3.1%
                Semiconductor Equipment -- 0.7%
  2,496,500     Applied Materials, Inc. (b)               $   47,658,185
------------------------------------------------------------------------
                Semiconductors -- 2.4%
  3,511,300     Intel Corp.                               $   75,422,724
  2,753,500     Texas Instruments, Inc.                       77,538,560
                                                          --------------
                                                          $  152,961,284
                                                          --------------
                Total Semiconductors                      $  200,619,469
------------------------------------------------------------------------
                TELECOMMUNICATION SERVICES -- 2.8%
                Integrated Telecommunication Services -- 2.8%
  4,013,867     AT&T Corp.                                $  135,227,179
  1,026,306     Verizon Communications, Inc.                  36,331,232
  1,029,109     Windstream Corp. (b)                          12,699,205
                                                          --------------
                                                          $  184,257,616
                                                          --------------
                Total Telecommunication Services          $  184,257,616
------------------------------------------------------------------------
                UTILITIES -- 1.1%
                Electric Utilities -- 0.6%
  1,112,400     Southern Co. (b)                          $   38,845,007
------------------------------------------------------------------------
                Multi-Utilities -- 0.5%
    745,100     Public Service Enterprise Group, Inc.     $   34,222,443
                                                          --------------
                Total Utilities                           $   73,067,450
------------------------------------------------------------------------
                TOTAL COMMON STOCKS
                (Cost $4,024,760,359)                     $6,530,836,655
------------------------------------------------------------------------

Principal
Amount
------------------------------------------------------------------------
                  TEMPORARY CASH INVESTMENT -- 8.7%
                  Securities Lending Collateral -- 8.7% (c)
                  Certificates of Deposit:
$ 11,621,437      American Express, 2.72, 8/8/08          $   11,621,437
   8,698,680      Bank of America, 2.88%, 8/11/08              8,698,680
   8,698,680      Citibank, 2.85%, 7/29/08                     8,698,680
   3,132,351      Banco Santander NY, 2.80%, 10/7/08           3,132,351
   8,707,423      Banco Santander NY, 3.09%, 12/22/08          8,707,423
   8,695,744      Bank of Nova Scotia, 3.18%, 5/05/09          8,695,744
   4,349,337      Bank of Scotland NY, 2.73%, 7/11/08          4,349,337
   4,349,337      Bank of Scotland NY, 2.72%, 8/15/08          4,349,337
   3,128,026      Bank of Scotland NY, 2.89%, 11/4/08          3,128,026

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    23

--------------------------------------------------------------------------------------
Principal
Amount                                                                  Value
--------------------------------------------------------------------------------------
                  Certificates of Deposit -- (continued)
$  4,346,464      Bank of Scotland NY, 3.03%, 9/26/08                   $    4,346,464
  15,657,609      Barclay's Bank, 3.18% 5/27/09                             15,657,609
  13,048,153      Bank Bovespa NY, 2.705%, 8/8/08                           13,048,153
   8,698,680      BNP Paribas NY, 2.88%, 7/23/08                             8,698,680
   5,219,286      Calyon NY, 2.85%, 8/25/08                                  5,219,286
   7,306,889      Calyon NY, 2.64%, 9/29/08                                  7,306,889
   2,758,946      Calyon NY, 2.69%, 01/16/09                                 2,758,946
   7,219,900      Commonwealth Bank of Australia NY, 2.63%, 7/11/08          7,219,900
   7,306,889      Deutsche Bank Financial, 2.72%, 7/30/08                    7,306,889
   3,479,792      Deutsche Bank Financial, 2.72%, 8/4/08                     3,479,792
   7,132,950      Dexia Bank NY, 2.69%, 8/7/08                               7,132,950
   1,739,631      Dexia Bank NY, 2.65%, 08/12/08                             1,739,631
   6,445,546      Dexia Bank NY, 3.37%, 09/29/08                             6,445,546
  15,657,622      DNB NOR Bank ASA NY, 2.90%, 6/8/09                        15,657,622
     747,220      Fortis, 3.11%, 09/30/08                                      747,220
  15,935,980      Intesa SanPaolo S.p.A., 2.72%, 5/22/09                    15,935,980
   7,585,247      Lloyds Bank, 2.61%, 7/11/08                                7,585,247
   4,349,337      Lloyds Bank, 2.61%, 8/18/08                                4,349,337
   5,915,104      Natixis, 2.83%, 8/4/08                                     5,915,104
   8,698,680      NORDEA NY, 2.81%, 8/29/08                                  8,698,680
   1,005,106      NORDEA NY, 2.72%, 4/9/09                                   1,005,106
     833,647      NORDEA NY, 2.73%, 12/01/08                                   833,647
   1,391,486      Rabobank Nederland NY, 2.37%, 8/29/08                      1,391,486
   4,349,337      Royal Bank of Canada NY, 2.57%, 7/15/08                    4,349,337
   8,698,835      Royal Bank of Canada NY, 2.6%, 9/5/08                      8,698,835
   5,219,205      Bank of Scotland NY, 2.7%, 8/1/08                          5,219,205
   5,222,876      Bank of Scotland NY, 2.96%, 11/3/08                        5,222,876
   3,357,705      Skandinavian Enskilda Bank NY, 2.70%, 7/17/08              3,357,705
   1,008,284      Skandinavian Enskilda Bank NY, 3.18%, 09/22/08             1,008,284
   1,735,481      Skandinavian Enskilda Bank NY, 3.06% 02/13/09              1,735,481
   3,479,487      Svenska Bank NY, 2.70%, 7/17/08                            3,479,487
   7,219,900      Svenska Bank NY, 2.55%, 7/11/08                            7,219,900
  10,960,333      Toronto Dominion Bank NY, 2.77%, 9/5/08                   10,960,333
   5,219,205      Toronto Dominion Bank NY, 2.75%, 11/5/08                   5,219,205
   1,735,942      Wachovia, 3.62%,10/28/08                                   1,735,942
                                                                        --------------
                                                                        $  272,067,765
--------------------------------------------------------------------------------------
                  Commercial Paper:
   2,673,585      Bank of America, 2.70%, 8/26/08                       $    2,673,585
   3,469,247      Bank of America, 2.60%, 8/11/08                            3,469,247
   2,607,655      CBA, 2.70%, 7/11/08                                        2,607,655
   6,934,724      CBA, 2.88%, 8/18/08                                        6,934,724
   1,738,759      Deutsche Bank Financial, 2.72%, 7/9/08                     1,738,759
   1,736,964      HSBC, 2.89% 7/21/08                                        1,736,964
   8,642,353      HSBC, 2.88%, 9/29/08                                       8,642,353

The accompanying notes are an integral part of these financial statements.

24    Pioneer Fund | Semiannual Report | 6/30/08

-------------------------------------------------------------------------------------
Principal
Amount                                                                 Value
-------------------------------------------------------------------------------------
                   Commercial Paper  -- (continued)
$6,937,373         ING Funding, 2.70%, 8/13/08                         $    6,937,373
 2,607,742         Natixis, 2.87%, 7/10/08                                  2,607,742
 2,605,225         Natixis, 2.87%, 7/21/08                                  2,605,225
 2,143,779         PARFIN, 3.18%, 8/1/08                                    2,143,779
 3,447,429         Royal Bank of Scotland, 2.66%, 10/21/08                  3,447,429
 1,739,594         Societe Generale, 2.98%, 7/2/08                          1,739,594
 4,339,141         Societe Generale, 2.93%, 7/30/08                         4,339,141
 3,469,628         Societe Generale, 3.18%, 8/5/08                          3,469,628
 6,932,605         Societe Generale, 3.18%, 8/22/08                         6,932,605
 3,469,229         SVSS NY, 3.18%, 8/11/08                                  3,469,229
 1,654,986         Bank Bovespa NY, 2.79%, 3/12/09                          1,654,986
 7,827,029         General Electric Capital Corp., 2.77%, 1/5/09            7,827,029
 8,695,470         General Electric Capital Corp., 2.82%, 3/16/09           8,695,470
 3,216,821         IBM, 3.18%, 2/13/09                                      3,216,821
 8,698,680         IBM, 3.18%, 6/26/09                                      8,698,680
15,657,622         Met Life Global Funding, 3.16%, 6/12/09                 15,657,622
14,787,753         WestPac, 3.18%, 6/1/09                                  14,787,753
                                                                       --------------
                                                                       $  126,033,392
-------------------------------------------------------------------------------------
                   Mutual Funds:
10,438,417         BlackRock Liquidity Money Market Fund, 3.18%        $   10,438,417
13,575,155         Dreyfus Preferred Money Market Fund, 3.18%              13,575,155
                                                                       --------------
                                                                       $   24,013,571
-------------------------------------------------------------------------------------
                   Tri-party Repurchase Agreements:
37,000,170         Deutsche Bank, 2.5% 7/1/08                          $   37,000,170
104,384,135        Lehman Brothers, 2.65% 7/1/08                          104,384,135
                                                                       --------------
                                                                       $  141,384,305
-------------------------------------------------------------------------------------
                   Other:
 4,325,954         ABS CFAT 2008-A A1, 3.005%, 4/27/09                 $    4,325,954
-------------------------------------------------------------------------------------
                   TOTAL TEMPORARY CASH INVESTMENT
                   (Cost $567,824,987)                                 $  567,824,987
-------------------------------------------------------------------------------------
                   TOTAL INVESTMENT IN SECURITIES -- 108.7%
                   (Cost $4,592,585,346) (a)                           $7,098,661,642
-------------------------------------------------------------------------------------
                   OTHER ASSETS AND LIABILITIES -- (8.7)%              $ (570,050,052)
-------------------------------------------------------------------------------------
                   TOTAL NET ASSETS -- 100.0%                          $6,528,611,590
-------------------------------------------------------------------------------------

*    Non-income producing security.

+ Investment held by the fund representing 5% or more of voting stock of such company.

(A.D.R.) American Depositary Receipt

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    25

(a) At June 30, 2008, the net unrealized gain on investments based on cost for federal income tax purposes of $4,602,225,427 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                              $2,812,369,721
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                                (315,933,506)
                                                                                    --------------
       Net unrealized gain                                                          $2,496,436,215
                                                                                    --------------

(b)  At June 30, 2008, the following securities were out on loan:

-----------------------------------------------------------------------------------
    Shares        Security                                           Value
-----------------------------------------------------------------------------------
      333,300     Canadian National Railway Co.                      $   16,025,064
      823,200     Adobe Systems, Inc.*                                   32,425,848
       43,000     Air Products & Chemicals, Inc.                          4,250,980
      144,000     Applied Materials, Inc.                                 2,748,960
      321,000     Banco Bilbao Vizcaya (A.D.R.)                           6,089,370
       41,300     C. R. Bard, Inc.                                        3,632,335
      143,600     Caterpillar, Inc.                                      10,600,552
      547,200     DST Systems, Inc.*                                     30,123,360
      789,200     The Walt Disney Co.                                    24,623,040
      130,000     E.I. du Pont de Nemours and Co.                         5,575,700
    1,427,500     EMC Corp.*                                             20,969,975
        4,000     Ecolab, Inc.                                              171,960
    2,737,107     Ford Motor Corp.*                                      13,165,485
      439,700     Freeport-McMoRan Copper & Gold, Inc. (Class B)         51,528,443
      263,900     Gannett Co.                                             5,718,713
    1,743,500     Hershey Foods Corp.                                    57,151,930
      201,000     Estee Lauder Co.                                        9,336,450
       52,100     Lowe's Companies, Inc.                                  1,081,075
       70,000     McGraw-Hill Co., Inc.                                   2,808,400
       42,000     MetLife, Inc.                                           2,216,340
      424,400     Nordstrom, Inc.                                        12,859,320
      312,300     PACCAR, Inc.                                           13,063,509
      232,400     Parker Hannifin Corp.                                  16,574,768
      145,000     Praxair, Inc.                                          13,664,800
      820,800     T. Rowe Price Associates, Inc.                         46,350,576
      663,200     Southern Co.                                           23,158,944
       88,000     Staples, Inc.                                           2,090,000
       30,000     Target Corp.                                            1,394,700
      500,000     Teva Pharmaceutical Industries Ltd.                    22,900,000
      292,900     U.S. Bancorp                                            8,168,981
    2,430,100     Wells Fargo & Co.                                      57,714,875
          200     Windstream Corp.                                            2,468
      930,100     Zions Bancorporation                                   29,288,849
-----------------------------------------------------------------------------------
                  Total                                              $  547,475,770
-----------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

26    Pioneer Fund | Semiannual Report | 6/30/08

(c)  Securities lending collateral is managed by Credit Suisse

Purchases and sales of securities (excluding temporary cash investments) for the six months ended June 30, 2008 aggregated $323,479,084 and $511,635,841, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.
Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.

  Level 1 -- quoted prices in active markets for identical securities
  Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

The following is a summary of the inputs used as of June 30, 2008, in valuing the Fund's assets:

----------------------------------------------------------------------------------------
                                                                            Other
                                                        Investments in      Financial
     Valuation Inputs                                   Securities          Instruments*
----------------------------------------------------------------------------------------
     Level 1 -- Quoted Prices                           $6,530,836,655      --
     Level 2 -- Other Significant Observable Inputs        567,824,987      --
     Level 3 -- Significant Unobservable Inputs                     --      --
----------------------------------------------------------------------------------------
     Total                                              $7,098,661,642      --
----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    27

Statement of Assets and Liabilities | 6/30/08 (unaudited)

ASSETS:
  Investment in securities of unaffiliated issuers, at value
   (including securities loaned of $547,475,770)
   (cost $4,584,837,746)                                                 $6,941,308,810
  Investment in securities of affiliated issuers, at value
   (cost $7,747,600)                                                        157,352,832
---------------------------------------------------------------------------------------
   Total investment in securities, at value (cost $4,592,585,346)        $7,098,661,642
  Receivables --
   Investment securities sold                                                 2,538,020
   Fund shares sold                                                           3,503,552
   Dividends and interest                                                     9,044,031
  Other                                                                         146,417
---------------------------------------------------------------------------------------
     Total assets                                                        $7,113,893,662
---------------------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Fund shares repurchased                                               $    8,201,136
   Upon return of securities loaned                                         567,824,987
  Due to bank                                                                 7,037,172
  Due to affiliates                                                           1,625,111
  Accrued expenses                                                              593,666
---------------------------------------------------------------------------------------
     Total liabilities                                                   $  585,282,072
---------------------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                                         3,890,026,574
  Undistributed net investment income                                           548,756
  Accumulated net realized gain on investments and foreign
   currency transactions                                                    131,955,450
  Net unrealized gain on investments                                      2,506,076,296
  Net unrealized gain on forward foreign currency contracts and other
   assets and liabilities denominated in foreign currencies                       4,514
---------------------------------------------------------------------------------------
     Total net assets                                                    $6,528,611,590
---------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $5,428,947,844/130,450,026 shares)                   $        41.62
  Class B (based on $222,878,234/5,499,601 shares)                       $        40.53
  Class C (based on $249,224,705/6,228,334 shares)                       $        40.01
  Class R (based on $146,367,622/3,512,372 shares)                       $        41.67
  Class Y (based on $481,110,795/11,528,331 shares)                      $        41.73
  Class Z (based on $82,390/1,976 shares)                                $        41.70
MAXIMUM OFFERING PRICE:
  Class A ($41.62 [divided by] 94.25%)                                   $        44.16
---------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

28    Pioneer Fund | Semiannual Report | 6/30/08

Statement of Operations (unaudited)

For the Six Months Ended 6/30/08

INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $868,848)                   $   71,545,850
  Interest                                                                         3,547
  Income from securities loaned, net                                             514,362
-----------------------------------------------------------------------------------------------------------
     Total investment income                                                                 $   72,063,759
-----------------------------------------------------------------------------------------------------------
EXPENSES:
  Management fees
   Basic Fee                                                              $   20,856,887
   Performance Adjustment                                                      1,384,337
  Transfer agent fees and expenses
   Class A                                                                     6,034,864
   Class B                                                                       493,816
   Class C                                                                       295,539
   Class R                                                                        55,186
   Class Y                                                                        38,821
   Class Z                                                                             9
  Distribution fees
   Class A                                                                     7,005,558
   Class B                                                                     1,274,972
   Class C                                                                     1,349,867
   Class R                                                                       389,482
  Administrative fees                                                            782,572
  Custodian fees                                                                 166,972
  Registration fees                                                               64,644
  Professional fees                                                              351,638
  Printing expense                                                                52,333
  Fees and expenses of nonaffiliated trustees                                     91,065
  Miscellaneous                                                                  682,992
-----------------------------------------------------------------------------------------------------------
     Total expenses                                                                          $   41,371,554
     Less fees paid indirectly                                                                     (144,891)
-----------------------------------------------------------------------------------------------------------
     Net expenses                                                                            $   41,226,663
-----------------------------------------------------------------------------------------------------------
       Net investment income                                                                 $   30,837,096
-----------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND FOREIGN CURRENCY TRANSACTIONS:
  Net realized gain (loss) on:
   Investments                                                            $    9,696,489
   Forward foreign currency contracts and other assets and liabilities
     denominated in foreign currencies                                          (367,891)    $    9,328,598
-----------------------------------------------------------------------------------------------------------
  Change in net unrealized gain (loss) on:
   Investments                                                            $ (762,003,317)
   Forward foreign currency contracts and other assets and liabilities
     denominated in foreign currencies                                             2,163     $ (762,001,154)
-----------------------------------------------------------------------------------------------------------
  Net loss on investments and foreign currency transactions                                  $ (752,672,556)
-----------------------------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                                       $ (721,835,460)
-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    29

Statement of Changes in Net Assets

For the Six Months Ended 6/30/08 and the Year Ended 12/30/07, respectively

---------------------------------------------------------------------------------------------------
                                                               Six Months Ended
                                                               6/30/08             Year Ended
                                                               (unaudited)         12/31/07
---------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                          $     30,837,096    $     61,216,461
Net realized gain on investments and foreign
  currency transactions                                               9,328,598         603,260,511
Change in net unrealized gain (loss) on investments foreign
  currency transactions                                            (762,001,154)       (288,055,194)
---------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting
     from operations                                           $   (721,835,460)   $    376,421,778
---------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.20 and $0.41 per share, respectively)           $    (26,312,618)   $    (54,679,851)
   Class C ($0.04 and $0.06 per share, respectively)                   (252,138)           (374,134)
   Class R ($0.16 and $0.35 per share, respectively)                   (569,882)         (1,050,005)
   Class Y ($0.29 and $0.61 per share, respectively)                 (3,153,129)         (5,680,764)
   Class Z ($0.29 and $0.47 per share, respectively)                       (573)               (932)
Net realized gain:
   Class A ($0.00 and $3.57 per share, respectively)                         --        (454,506,280)
   Class B ($0.00 and $3.57 per share, respectively)                         --         (22,503,839)
   Class C ($0.00 and $3.57 per share, respectively)                         --         (22,180,345)
   Class R ($0.00 and $3.57 per share, respectively)                         --         (11,330,183)
   Class Y ($0.00 and $3.57 per share, respectively)                         --         (34,284,341)
   Class Z ($0.00 and $3.57 per share, respectively)                         --              (7,057)
---------------------------------------------------------------------------------------------------
     Total distributions to shareowners                        $    (30,288,340)   $   (606,597,731)
---------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                               $    332,121,059    $    846,660,776
Shares issued in reorganization                                              --         545,172,182
Reinvestment of distributions                                        27,572,384                  --
Cost of shares repurchased                                         (619,918,466)     (1,523,672,524)
---------------------------------------------------------------------------------------------------
   Net decrease in net assets resulting from Fund
     share transactions                                        $   (260,225,023)   $   (131,839,566)
---------------------------------------------------------------------------------------------------
   Net decrease in net assets                                  $ (1,012,348,823)   $   (362,015,519)
NET ASSETS:
Beginning of period                                               7,540,960,413       7,902,975,932
---------------------------------------------------------------------------------------------------
End of period                                                  $  6,528,611,590    $  7,540,960,413
---------------------------------------------------------------------------------------------------
Undistributed net investment income                            $        548,756    $             --
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

30    Pioneer Fund | Semiannual Report | 6/30/08

-----------------------------------------------------------------------------------------------------
                                   '08 Shares     '08 Amount          '07 Shares     '07 Amount
                                   (unaudited)    (unaudited)
-----------------------------------------------------------------------------------------------------
Class A
Shares sold                          4,089,965    $  179,793,654       10,311,922    $    515,097,783
Reinvestment of distributions          563,523        24,174,070       10,133,411         465,855,072
Less shares repurchased            (10,197,497)     (447,907,300)     (23,353,347)     (1,177,249,539)
-----------------------------------------------------------------------------------------------------
   Net decrease                     (5,544,009)   $ (243,939,576)      (2,908,014)   $   (196,296,684)
-----------------------------------------------------------------------------------------------------
Class B
Shares sold                            194,408    $    8,292,338          527,816    $     25,527,228
Reinvestment of distributions              (23)           (1,032)         429,811          19,045,228
Less shares repurchased             (1,267,284)      (53,994,621)      (3,018,531)       (147,248,151)
-----------------------------------------------------------------------------------------------------
   Net decrease                     (1,072,899)   $  (45,703,315)      (2,060,904)   $   (102,675,695)
-----------------------------------------------------------------------------------------------------
Class C
Shares sold                            429,489    $   18,109,715        1,087,496    $     51,404,697
Reinvestment of distributions            3,616           149,096          315,373          13,826,369
Less shares repurchased               (851,736)      (35,748,143)      (1,428,783)        (68,898,510)
-----------------------------------------------------------------------------------------------------
   Net decrease                       (418,631)   $  (17,489,332)         (25,914)   $     (3,667,444)
-----------------------------------------------------------------------------------------------------
Class R
Shares sold                            288,668    $   12,756,933        1,587,110    $     79,939,482
Reinvestment of distributions           13,073           561,437          265,657          12,201,241
Less shares repurchased               (268,201)      (11,668,618)        (542,531)        (27,436,367)
-----------------------------------------------------------------------------------------------------
   Net increase                         33,540    $    1,649,752        1,310,236    $     64,704,356
-----------------------------------------------------------------------------------------------------
Class Y
Shares sold                          2,576,523    $  113,168,419        3,472,708    $    174,591,582
Reinvestment of distributions           62,537         2,688,813          740,778          34,244,272
Less shares repurchased             (1,603,064)      (70,599,784)      (2,043,668)       (102,839,957)
-----------------------------------------------------------------------------------------------------
   Net increase                      1,035,996    $   45,257,448        2,169,818    $    105,995,897
-----------------------------------------------------------------------------------------------------
Class Z*
Shares sold                                 --    $           --            1,976    $        100,004
-----------------------------------------------------------------------------------------------------
   Net increase                             --    $           --            1,976    $        100,004
-----------------------------------------------------------------------------------------------------

*    Class Z shares were first publicly offered on April 30, 2007

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    31

Financial Highlights

-----------------------------------------------------------------------------------------
                                                              Six Months Ended
                                                              6/30/08          Year Ended
                                                              (unaudited)      12/31/07
-----------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                          $    46.32       $    48.10
-----------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                        $     0.20       $     0.41
 Net realized and unrealized gain (loss) on investments            (4.70)            1.79
-----------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations          $    (4.50)      $     2.20
Distributions to shareowners:
 Net investment income                                             (0.20)           (0.41)
 Net realized gain                                                    --            (3.57)
-----------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $    (4.70)      $    (1.78)
-----------------------------------------------------------------------------------------
Net asset value, end of period                                $    41.62       $    46.32
-----------------------------------------------------------------------------------------
Total return*                                                      (9.73)%           4.71%
Ratio of net expenses to average net assets+                        1.15%**          1.09%
Ratio of net investment income to average net assets+               0.92%**          0.81%
Portfolio turnover rate                                                9%**            10%
Net assets, end of period (in thousands)                      $5,428,948       $6,299,615
Ratios with reductions for fees paid indirectly:
 Net expenses                                                       1.15%**          1.08%
 Net investment income                                              0.92%**          0.82%
-----------------------------------------------------------------------------------------


Financial Highlights

-------------------------------------------------------------------------------------------------------------------
                                                            Year Ended     Year Ended     Year Ended     Year Ended
                                                            12/31/06       12/31/05       12/31/04       12/31/03
-------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                        $    44.21     $    42.06     $    38.00     $    30.76
-------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                      $     0.43     $     0.37     $     0.35     $     0.28
 Net realized and unrealized gain (loss) on investments           6.72           2.31           4.05           7.24
-------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations        $     7.15     $     2.68     $     4.40     $     7.52
Distributions to shareowners:
 Net investment income                                           (0.43)         (0.39)         (0.34)         (0.28)
 Net realized gain                                               (2.83)         (0.14)            --             --
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $     3.89     $     2.15     $     4.06     $     7.24
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $    48.10     $    44.21     $    42.06     $    38.00
-------------------------------------------------------------------------------------------------------------------
Total return*                                                    16.39%          6.40%         11.64%         24.58%
Ratio of net expenses to average net assets+                      1.11%          1.08%          1.06%          1.09%
Ratio of net investment income to average net assets+             0.90%          0.88%          0.90%          0.86%
Portfolio turnover rate                                              9%            13%            14%             6%
Net assets, end of period (in thousands)                    $6,681,712     $5,648,986     $5,626,270     $5,370,888
Ratios with reductions for fees paid indirectly:
 Net expenses                                                     1.10%          1.08%          1.06%          1.09%
 Net investment income                                            0.91%          0.88%          0.90%          0.86%
-------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

32  Pioneer Fund | Semiannual Report | 6/30/08

--------------------------------------------------------------------------------------------
                                                               Six Months Ended
                                                               6/30/08            Year Ended
                                                               (unaudited)        12/31/07
--------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                           $    45.11         $  46.98
--------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income (loss)                                  $       --(a)      $  (0.04)
 Net realized and unrealized gain (loss) on investments             (4.58)            1.74
--------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations           $    (4.58)        $   1.70
Distributions to shareowners:
 Net investment income                                                 --               --
 Net realized gain                                                     --            (3.57)
--------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                     $    (4.58)        $  (1.87)
--------------------------------------------------------------------------------------------
Net asset value, end of period                                 $    40.53         $  45.11
--------------------------------------------------------------------------------------------
Total return*                                                      (10.15)%           3.76%
Ratio of net expenses to average net assets+                         2.09%**          1.99%
Ratio of net investment income (loss) to average net assets+        (0.02)%**        (0.10)%
Portfolio turnover rate                                                 9%**            10%
Net assets, end of period (in thousands)                       $  222,878         $296,491
Ratios with reduction for fees paid indirectly:
 Net expenses                                                        2.08%**          1.97%
 Net investment income (loss)                                       (0.01)%**        (0.08)%
--------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                                Year Ended    Year Ended    Year Ended    Year Ended
                                                                12/31/06      12/31/05      12/31/04      12/31/03
------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                            $  43.21      $  41.15      $  37.18      $  30.14
------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income (loss)                                   $   0.03      $  (0.02)     $   0.01      $  (0.02)
 Net realized and unrealized gain (loss) on investments             6.58          2.24          3.96          7.08
------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations            $   6.61      $   2.22      $   3.97      $   7.06
Distributions to shareowners:
 Net investment income                                             (0.01)        (0.02)           --         (0.02)
 Net realized gain                                                 (2.83)        (0.14)           --            --
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                      $   3.77      $   2.06      $   3.97      $   7.04
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $  46.98      $  43.21      $  41.15      $  37.18
------------------------------------------------------------------------------------------------------------------
Total return*                                                      15.43%         5.39%        10.68%        23.44%
Ratio of net expenses to average net assets+                        1.97%         2.01%         1.93%         2.00%
Ratio of net investment income (loss) to average net assets+        0.04%        (0.05)%        0.02%        (0.05)%
Portfolio turnover rate                                                9%           13%           14%            6%
Net assets, end of period (in thousands)                        $405,566      $474,139      $538,786      $555,669
Ratios with reduction for fees paid indirectly:
 Net expenses                                                       1.96%         2.01%         1.93%         2.00%
 Net investment income (loss)                                       0.05%        (0.05)%        0.02%        (0.05)%
------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized.
+    Ratio with no reduction for fees paid indirectly.
(a)  Amount rounds to less than $0.01 per share

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Fund | Semiannual Report | 6/30/08  33

-----------------------------------------------------------------------------------------
                                                           Six Months Ended
                                                           6/30/08             Year Ended
                                                           (unaudited)         12/31/07
-----------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                       $   44.55           $  46.44
-----------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $    0.03           $   0.02
 Net realized and unrealized gain (loss) on investments        (4.53)              1.72
-----------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations       $   (4.50)          $   1.74
Distributions to shareowners:
 Net investment income                                         (0.04)             (0.06)
 Net realized gain                                                --              (3.57)
-----------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                 $   (4.54)          $  (1.89)
-----------------------------------------------------------------------------------------
Net asset value, end of period                             $   40.01           $  44.55
-----------------------------------------------------------------------------------------
Total return*                                                 (10.11)%             3.88%
Ratio of net expenses to average net assets+                    1.92%**            1.88%
Ratio of net investment income to average net assets+           0.15%**            0.02%
Portfolio turnover rate                                            9%**              10%
Net assets, end of period (in thousands)                   $ 249,225           $296,094
Ratios with reduction for fees paid indirectly:
 Net expenses                                                   1.92%**            1.87%
 Net investment income                                          0.15%**            0.03%
-----------------------------------------------------------------------------------------


Financial Highlights (continued)

---------------------------------------------------------------------------------------------------------------
                                                           Year Ended    Year Ended    Year Ended    Year Ended
                                                           12/31/06      12/31/05      12/31/04      12/31/03
---------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                       $  42.78      $  40.73      $  36.84      $  29.84
---------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $   0.06      $   0.04      $   0.04      $   0.02
 Net realized and unrealized gain (loss) on investments        6.52          2.22          3.91          7.01
---------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations       $   6.58      $   2.26      $   3.95      $   7.03
Distributions to shareowners:
 Net investment income                                        (0.09)        (0.07)        (0.06)        (0.03)
 Net realized gain                                            (2.83)        (0.14)           --            --
---------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                 $   3.66      $   2.05      $   3.89      $   7.00
---------------------------------------------------------------------------------------------------------------
Net asset value, end of period                             $  46.44      $  42.78      $  40.73      $  36.84
---------------------------------------------------------------------------------------------------------------
Total return*                                                 15.52%         5.55%        10.74%        23.58%
Ratio of net expenses to average net assets+                   1.89%         1.87%         1.84%         1.89%
Ratio of net investment income to average net assets+          0.12%         0.09%         0.11%         0.05%
Portfolio turnover rate                                           9%           13%           14%            6%
Net assets, end of period (in thousands)                   $309,868      $292,453      $313,420      $292,526
Ratios with reduction for fees paid indirectly:
 Net expenses                                                  1.88%         1.87%         1.84%         1.89%
 Net investment income                                         0.13%         0.09%         0.11%         0.05%
---------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

34  Pioneer Fund | Semiannual Report | 6/30/08

----------------------------------------------------------------------------------------
                                                           Six Months Ended
                                                           6/30/08            Year Ended
                                                           (unaudited)        12/31/07
----------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                       $  46.37           $  48.16
----------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $   0.17           $   0.33
 Net realized and unrealized gain (loss) on investments       (4.71)              1.80
----------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations       $  (4.54)          $   2.13
Distributions to shareowners:
 Net investment income                                        (0.16)             (0.35)
 Net realized gain                                               --              (3.57)
----------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                 $  (4.70)          $  (1.79)
----------------------------------------------------------------------------------------
Net asset value, end of period                             $  41.67           $  46.37
----------------------------------------------------------------------------------------
Total return*                                                 (9.80)%             4.56%
Ratio of net expenses to average net assets+                   1.27%**            1.23%
Ratio of net investment income to average net assets+          0.80%**            0.68%
Portfolio turnover rate                                           9%**              10%
Net assets, end of period (in thousands)                   $146,368           $161,311
Ratios with reduction for fees paid indirectly:
 Net expenses                                                  1.27%**            1.23%
 Net investment income                                         0.80%**            0.68%
----------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                          Year Ended    Year Ended    Year Ended    4/1/03(a)
                                                          12/31/06      12/31/05      12/31/04      to 12/31/03
---------------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                      $  44.27      $ 42.11       $ 38.06       $    29.24
---------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                    $   0.34      $  0.30       $  0.29       $     0.21
 Net realized and unrealized gain (loss) on investments       6.76         2.33          4.09             8.84
---------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations      $   7.10      $  2.63       $  4.38       $     9.05
Distributions to shareowners:
 Net investment income                                       (0.38)       (0.33)        (0.33)           (0.23)
 Net realized gain                                           (2.83)       (0.14)           --               --
---------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                $   3.89      $  2.16       $  4.05       $     8.82
---------------------------------------------------------------------------------------------------------------
Net asset value, end of period                            $  48.16      $ 44.27       $ 42.11       $    38.06
---------------------------------------------------------------------------------------------------------------
Total return*                                                16.23%        6.28%        11.58%           31.02%(b)
Ratio of net expenses to average net assets+                  1.26%        1.21%         1.14%            1.06%**
Ratio of net investment income to average net assets+         0.75%        0.75%         0.89%            0.65%**
Portfolio turnover rate                                          9%          13%           14%               6%
Net assets, end of period (in thousands)                  $104,439      $51,194       $16,525       $    3,055
Ratios with reduction for fees paid indirectly:
 Net expenses                                                 1.26%        1.21%         1.14%            1.06%**
 Net investment income                                        0.75%        0.75%         0.89%            0.65%**
---------------------------------------------------------------------------------------------------------------

(a)  Class R shares were first publicly offered on April 1, 2003.
(b)  Not Annualized.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**   Annualized.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Fund | Semiannual Report | 6/30/08  35

----------------------------------------------------------------------------------------
                                                          Six Months Ended
                                                          6/30/08            Year Ended
                                                          (unaudited)        12/31/07
----------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                      $  46.45           $  48.23
----------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                    $   0.29           $   0.60
 Net realized and unrealized gain (loss) on investments      (4.72)              1.80
----------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations      $  (4.43)          $   2.40
Distributions to shareowners:
 Net investment income                                       (0.29)             (0.61)
 Net realized gain                                              --              (3.57)
----------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                $  (4.72)          $  (1.78)
----------------------------------------------------------------------------------------
Net asset value, end of period                            $  41.73           $  46.45
----------------------------------------------------------------------------------------
Total return*                                                (9.55)%             5.11%
Ratio of net expenses to average net assets+                  0.72%**            0.70%
Ratio of net investment income to average net assets+         1.35%**            1.21%
Portfolio turnover rate                                          9%**              10%
Net assets, end of period (in thousands)                  $481,111           $487,357
Ratios with reduction for fees paid indirectly:
 Net expenses                                                 0.72%**            0.70%
 Net investment income                                        1.35%**            1.21%
----------------------------------------------------------------------------------------


Financial Highlights (continued)

---------------------------------------------------------------------------------------------------------------
                                                           Year Ended    Year Ended    Year Ended    Year Ended
                                                           12/31/06      12/31/05      12/31/04      12/31/03
---------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                       $  44.31      $  42.16      $  38.09      $  30.82
---------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $   0.60      $   0.58      $   0.52      $   0.41
 Net realized and unrealized gain (loss) on investments        6.77          2.28          4.06          7.28
---------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations       $   7.37      $   2.86      $   4.58      $   7.69
Distributions to shareowners:
 Net investment income                                        (0.62)        (0.57)        (0.51)        (0.42)
 Net realized gain                                            (2.83)        (0.14)           --            --
---------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                 $   3.92      $   2.15      $   4.07      $   7.27
---------------------------------------------------------------------------------------------------------------
Net asset value, end of period                             $  48.23      $  44.31      $  42.16      $  38.09
---------------------------------------------------------------------------------------------------------------
Total return*                                                 16.88%         6.83%        12.15%        25.14%
Ratio of net expenses to average net assets+                   0.70%         0.65%         0.61%         0.61%
Ratio of net investment income to average net assets+          1.31%         1.31%         1.34%         1.31%
Portfolio turnover rate                                           9%           13%           14%            6%
Net assets, end of period (in thousands)                   $401,391      $269,333      $155,647      $139,210
Ratios with reduction for fees paid indirectly:
 Net expenses                                                  0.70%         0.65%         0.61%         0.61%
 Net investment income                                         1.31%         1.31%         1.34%         1.31%
---------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**   Annualized.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

36  Pioneer Fund | Semiannual Report | 6/30/08

----------------------------------------------------------------------------------------------
                                                             Six Months Ended
                                                             6/30/08              4/30/07 to
                                                             (unaudited)          12/31/07 (a)
----------------------------------------------------------------------------------------------
 Class Z
 Net asset value, beginning of period                        $   46.41            $  50.61
----------------------------------------------------------------------------------------------
 Increase (decrease) from investment operations:
  Net investment income                                      $    0.30            $   0.42
  Net realized and unrealized gain (loss) on investments         (4.72)              (0.58)
----------------------------------------------------------------------------------------------
    Net decrease from investment operations                  $   (4.42)           $  (0.16)
 Distributions to shareowners:
  Net investment income                                          (0.29)              (0.47)
  Net realized gain                                                 --               (3.57)
----------------------------------------------------------------------------------------------
 Net decrease in net asset value                             $   (4.71)           $  (4.20)
----------------------------------------------------------------------------------------------
 Net asset value, end of period                              $   41.70            $  46.41
----------------------------------------------------------------------------------------------
 Total return*                                                   (9.54)%             (0.70)%(b)
 Ratio of net expenses to average net assets+                     0.72%***            0.70%**
 Ratio of net investment income to average net assets+            1.35%***            1.25%**
 Portfolio turnover rate                                             9%***              10%**
 Net assets, end of period (in thousands)                    $      82            $     92
 Ratios with reduction for fees paid indirectly:
  Net expenses                                                    0.72%***            0.70%**
  Net investment income                                           1.35%***            1.25%**
----------------------------------------------------------------------------------------------

(a)  Class Z shares were first publicly offered on April 30, 2007.
(b)  Not Annualized.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**   Not Annualized.
***  Annualized.
+    Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                                Pioneer Fund | Semiannual Report | 6/30/08    37

Notes To Financial Statements | 6/30/08 (unaudited)

1. Organization and Significant Accounting Policies

Pioneer Fund (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to provide reasonable income and capital growth.

The Fund offers six classes of shares designated as Class A, Class B, Class C, Class R, Class Y and Class Z shares. Class R shares were first publicly offered on April 1, 2003. Class Z shares were first publicly offered on April 30, 2007. As planned on December 10, 2006, Investor Class shares converted to Class A shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distribution fees and have exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B, Class C and Class R shareowners, respectively. There is no distribution plan for Class Y shares and Class Z shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles, that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting year. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectuses contain information regarding the fund's principal risks. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value is computed once daily, on each day the New York Stock Exchange (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net


38    Pioneer Fund | Semiannual Report | 6/30/08
     asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use the fair value of a security including a non-U.S. security when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At June 30, 2008 there were no securities fair valued. Temporary cash investments are valued at cost which approximates market value.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.   Foreign Currency Translation

     The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars using current exchange rates.

     Net realized gains and losses on foreign currency transactions, if any, represent, among other things, the net realized gains and losses on foreign currency contracts, disposition of foreign currencies and the difference between the amount of income accrued and the U.S. dollars actually received. Further, the effects of changes in foreign currency exchange rates on investments are not segregated in the statement of operations from the effects of changes in market price on those securities but are included with the net realized and unrealized gain or loss on investments.

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.


                                Pioneer Fund | Semiannual Report | 6/30/08    39

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

     The tax character of current year distributions payable will be determined at the end of the current fiscal year. The tax character of distributions paid during the year ended December 31, 2007 was as follows:

--------------------------------------------------------------------------------
                                                                            2007
--------------------------------------------------------------------------------
Distributions paid from:
Ordinary income                                                     $ 61,242,909
Long-term capital gain                                               545,354,822
--------------------------------------------------------------------------------
  Total                                                             $606,597,731
--------------------------------------------------------------------------------

     The difference between book-basis and tax-basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $483,805 in underwriting commissions on the sale of Class A shares during the six months ended June 30, 2008.

E.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on their respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C, and Class R shares of the Fund, respectively (see Note 4). Class Y and Class Z shares are not subject to a distribution plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out- of-pocket expenses (see Note 3). Distributions to shareowners are recorded as of the ex-dividend date.

     Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except


40    Pioneer Fund | Semiannual Report | 6/30/08
     that Class A, Class B, Class C, and Class R shares can bear different transfer agent and distribution expense rates.

F.   Securities Lending

     The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a loan, the Fund receives collateral, and earns income in the form of negotiated lenders' fees. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The loans are secured by collateral which is required to be at least 102%, at all times, of the fair value of the securities loaned. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right under the lending agreements to recover the securities from the borrower on demand. The Fund invests cash collateral in cash equivalent investments.

G.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. PIM receives a basic fee that is equal to 0.60% of the Fund's average daily net assets up to $7.5 billion, 0.575% on the next $2.5 billion and 0.550% on the excess over $10 billion. The basic fee is subject to a performance adjustment up to a maximum of -0.10% based on the Fund's investment performance as compared with the Standard and Poor's 500 Index over a rolling 36-month period. In addition, the fee is further limited to a maximum annualized rate adjustment of +0.10%. For the six months ended June 30, 2008, the aggregate performance adjustment resulted in an increase to the basic fee of $1,384,337. For the six months ended June 30, 2008, the net management fee was equivalent to 0.64% of the Fund's average daily net assets.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to Affiliates" reflected


                                Pioneer Fund | Semiannual Report | 6/30/08    41
on the Statement of Assets and Liabilities is $346,046 in management fees, administrative costs and certain other services payable to PIM at June 30, 2008.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $1,067,547 in transfer agent fees payable to PIMSS at June 30, 2008.

4. Distribution and Service Plans

The Fund adopted a Plan of Distribution with respect to Class A, Class B, Class C, and Class R shares (Class A Plan, Class B Plan, Class C Plan, and Class R
Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Effective February 1, 2008, under the Class A Plan, the Fund pays PFD a service fee equal to 0.25% of the average daily net assets attributable to Class A shares to finance activities primarily intended to result in the sale of Class A shares. Prior to February 1, 2008, PFD was reimbursed for service fees in an amount up to 0.25% of the average daily net assets attributable to Class A shares. Pursuant to the Class B and Class C Plan the Fund pays PFD 1.00% of the average daily net assets attributable to Class B shares and Class C shares. The fee for class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Class R plan the Fund pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $211,518 in distribution fees payable to PFD at June 30, 2008.

In addition, redemptions of each class of shares (except Class R, Class Y and Class Z shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange or acquired as a result of a reorganization of another fund into the Fund remain subject to any contingent deferred sales charge that applied to the shares you originally purchased. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00% based on the lower of cost or market value of shares being


42    Pioneer Fund | Semiannual Report | 6/30/08
redeemed. Proceeds from the CDSCs are paid to PFD. There is no CDSC for Class R, Class Y or Class Z shares. For the six months ended June 30, 2008, CDSCs in the amount of $391,308 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS that may result in reduction in the Fund's transfer agent fees and expenses due to interest earned on cash held by PIMSS. For the six months ended June 30, 2008, the Fund's expenses were reduced by $144,891 under these arrangements.

6. Line of Credit

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), collectively participate in a $200 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $200 million or the limits set by its prospectus for borrowings. Interest on collective borrowings is payable at the Federal Funds Rate plus 1/2% on an annualized basis. The Funds pay an annual commitment fee for this facility. The commitment fee is allocated among such Funds based on their respective borrowing limits. For the six months ended June 30, 2008, the fund had no borrowings under this agreement.

7. Affiliated Companies

The Fund's investments in certain companies may exceed 5% of the outstanding voting stock. Such companies are deemed affiliates of the Fund for financial reporting purposes. The following summarizes transactions with affiliates of the Fund for the six months ended June 30, 2008:

------------------------------------------------------------------------------------------------
                      Beginning                                        Ending
                      Balance      Purchases    Sales      Dividend    Balance
Affiliates            (shares)     (shares)     (shares)   Income      (shares)     Value
------------------------------------------------------------------------------------------------
John Wiley and Sons   3,494,400    --           --         $384,384    3,494,400    $157,352,832

8. New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


                                Pioneer Fund | Semiannual Report | 6/30/08    43

ADDITIONAL INFORMATION

Results of Shareholder Meeting

At a special meeting held on May 13, 2008, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders follows:

----------------------------------------------------------------------------------------------------------
                            For                   Withhold             Abstain            Broker Non-Votes
----------------------------------------------------------------------------------------------------------
 Proposal 1 -- To elect Trustees
  John F. Cogan, Jr.        85,619,408.850        5,852,394.432        252,799.795        0
  Daniel K. Kingsbury       88,533,513.416        2,958,696.974        232,392.687        0
  David R. Bock             88,254,121.431        3,245,357.715        225,123.931        0
  Mary K. Bush              85,759,005.339        5,753,192.661        212,405.077        0
  Benjamin M. Friedman      88,276,752.492        3,205,985.072        241,865.513        0
  Margaret B.W. Graham      88,384,588.234        3,162,109.896        177,904.946        0
  Thomas J. Perna           88,369,999.801        3,179,911.813        174,691.463        0
  Marguerite A. Piret       88,463,126.644        3,009,444.102        162,032.332        0
  John Winthrop             88,348,322.434        3,143,992.481        232,288.162        0


---------------------------------------------------------------------------------------------------------
                               For                 Withhold           Abstain            Broker Non-Votes
---------------------------------------------------------------------------------------------------------
 Proposal 2 -- To approve
 an amendment to the
 Declaration of Trust          65,384,015.264      8,216,712.869      2,463,880.944      15,659,994.000


---------------------------------------------------------------------------------------------------------------
                                      For                 Withhold           Abstain           Broker Non-Votes
---------------------------------------------------------------------------------------------------------------
 Proposal 3A -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to borrowing
 money                                68,078,414.764      5,583,465.678      2,402,728.634     15,659,994.000
 Proposal 3B -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 underwriting                         68,632,491.543      4,855,704.566      2,576,412.968     15,659,994.000
 Proposal 3C -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to lending           68,270,154.545      5,297,889.445      2,496,565.087     15,659,994.000
 Proposal 3D -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to issuing
 senior securities                    68,786,154.972      4,672,623.037      2,605,831.068     15,659,994.000
 Proposal 3E -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to real estate       68,237,786.988      5,192,952.026      2,633,870.063     15,659,994.000

44    Pioneer Fund | Semiannual Report | 6/30/08

------------------------------------------------------------------------------------------------------------
                                   For                Withhold            Abstain           Broker Non-Votes
------------------------------------------------------------------------------------------------------------
 Proposal 3F -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 commodities                       68,390,303.445      5,165,588.965      2,508,716.667     15,659,994.000
 Proposal 3G -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 concentration                     68,454,611.057      4,980,235.433      2,629,762.586     15,659,994.000
 Proposal 3H -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 diversification                   69,089,583.421      4,537,091.674      2,437,933.982     15,659,994.000
 Proposal 3I -- To approve
 the conversion of the Fund's
 investment objective from
 fundamental to non-
 fundamental                       63,271,495.701     10,087,058.213      2,706,055.164     15,659,994.000


-----------------------------------------------------------------------------------------------------------
                                  For                 Against            Abstain           Broker Non-Votes
-----------------------------------------------------------------------------------------------------------
 Proposal 4 -- To approve an
 Amended and Restated
 Management Agreement
 with PIM                         69,592,981.007      4,125,600.943      2,346,027.128     15,659,994.000


                                Pioneer Fund | Semiannual Report | 6/30/08    45

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated investment advisory agreement at a meeting held on May 13, 2008.

In considering the amended and restated investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to


46    Pioneer Fund | Semiannual Report | 6/30/08
the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the second quintile of its Morningstar category for the one year period ended June 30, 2007, in the first quintile of its Morningstar category for the three and ten year periods ended June 30, 2007, and in the third quintile of its Morningstar category for the five year period ended June 30, 2007. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees concluded that the investment performance of the Fund was satisfactory.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense


                                Pioneer Fund | Semiannual Report | 6/30/08    47
ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the second quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the fifth quintile relative to its Strategic Insight peer group. The Trustees noted the performance fee adjustment of four basis points in 2006 because of the Fund's first quintile performance for that period. The Trustees also noted that the Fund had reached the previously negotiated breakpoint for assets in excess of $7.5 billion and that the management fee rate, at current asset levels, would be lower going forward. The Trustees considered the impact of the Fund's transfer agency expenses on its expense ratio and agreed with management that a larger minimum account size might disadvantage smaller investors, which would be a competitive disadvantage and would work to discourage new investors in the Fund.

The Trustees also reviewed management fees charged by PIM to its separate account clients with a similar investment strategy as the Fund. The Trustees noted that in some instances the fee rates for those separate accounts were lower than the management fees for the Fund and considered that, under the amended and restated investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients, including oversight of the Fund's other service providers, regulatory compliance and other services.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund, the quality of services provided by PIM and the investment performance of the Fund.

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the


48    Pioneer Fund | Semiannual Report | 6/30/08
profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.

The Trustees concluded that, because of the breakpoints in the management fee schedule and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared between PIM and the Fund.

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund and the other Pioneer funds and the benefits to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the Fund.


                                Pioneer Fund | Semiannual Report | 6/30/08    49

Trustees, Officers and Service Providers

Trustees                                          Officers
John F. Cogan, Jr., Chairman                      John F. Cogan, Jr., President
David R. Bock                                     Daniel K. Kingsbury, Executive
Mary K. Bush                                        Vice President
Benjamin M.Friedman                               Mark E Bradley, Treasurer
Margaret B.W. Graham                              Dorothy E. Bourassa, Secretary
Daniel K. Kingsbury
Thomas J. Perna
Marguerite A. Piret
John Winthrop

Investment Adviser and Administrator
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.


50    Pioneer Fund | Semiannual Report | 6/30/08

                           This page for your notes.

                                Pioneer Fund | Semiannual Report | 6/30/08    51

                           This page for your notes.

52    Pioneer Fund | Semiannual Report | 6/30/08

How To Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                               1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                            1-800-225-4321

Retirement plans information                                    1-800-622-0176

Telecommunications Device for the Deaf (TDD)                    1-800-225-1997

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                               1-800-225-4240

Our internet e-mail address                 ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.